EXHIBIT 21



                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 2000, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

                                                                                Jurisdiction
Name                                                                            of Formation
----                                                                            ------------
INDSPEC Holding Corporation                                                      Delaware
Laurel Industries, Inc.                                                          Ohio
Natural Gas Odorizing, Inc.                                                      Oklahoma
Occidental Andina, LLC                                                           Delaware
Occidental Chemical Chile, S.A.I.                                                Chile
Occidental Chemical Corporation                                                  New York
Occidental Chemical Holding Corporation                                          California
Occidental Chemical International, Inc.                                          California
Occidental Crude Sales, Inc. (International)                                     Delaware
Occidental de Colombia, Inc.                                                     Delaware
Occidental Energy Marketing, Inc.                                                Delaware
Occidental Exploration and Production Company                                    California
Occidental International Exploration and Production Company                      California
Occidental International Holdings Ltd.                                           Bermuda
Occidental International Oil and Gas Ltd.                                        Bermuda
Occidental of Elk Hills, Inc.                                                    Delaware
Occidental of Oman, Inc.                                                         Nevis
Occidental of Russia (Cyprus) Limited                                            Cyprus
Occidental of Russia Ltd.                                                        Bermuda
Occidental Oil and Gas Holding Corporation                                       California
Occidental Peninsula, Inc.                                                       Delaware
Occidental Peninsula II, Inc.                                                    Nevis
Occidental Permian Ltd.                                                          Texas
Occidental Petrochem Partner 2, Inc.                                             Delaware
Occidental Petroleum (Pakistan), Inc.                                            Delaware
Occidental Petroleum (South America), Inc.                                       Delaware
Occidental Petroleum Investment Co.                                              California
Occidental Petroleum of Qatar Ltd.                                               Bermuda
Occidental PVC LP, Inc.                                                          Delaware
Occidental Quimica do Brasil Ltda.                                               Brazil
Occidental Receivables, Inc.                                                     California
Occidental Texas Pipeline, L.P.                                                  Delaware
Occidental Tower Corporation                                                     Delaware
Occidental Yemen Ltd.                                                            Bermuda
Oxy CH Corporation                                                               California
Oxy Chemical Corporation                                                         California
Oxy Energy Services, Inc.                                                        Delaware
Oxy Long Beach, Inc.                                                             Delaware
Oxy Oil Partners, Inc.                                                           Delaware
OXY USA Inc.                                                                     Delaware
Oxy Vinyls Canada Inc.                                                           Canada
Oxy Vinyls, LP                                                                   Delaware
Oxy Westwood Corporation                                                         California
Repsol Occidental Corporation                                                    Delaware